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                                                                  Exhibit (j)(1)



                               CONSENT OF COUNSEL

      We hereby consent to: (i) the use of our name and to the references to our firm under the captions "Trustees and Officers" and "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 11 to the Registration Statement (No. 33-49290) on Form N-1A under the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended, of The Galaxy VIP Fund (Money Market Fund, Equity Fund, Growth and Income Fund, Small Company Growth Fund, Columbia Real Estate Equity Fund II, Asset Allocation Fund, High Quality Bond Fund and Columbia High Yield Fund II); and (ii) the use and incorporation by reference in said Post Effective Amendment No. 11 of our firm's opinion of counsel filed as Exhibit (10) to Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.



                                            /s/ Drinker Biddle & Reath LLP
                                            ------------------------------
                                            DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
April 28, 2000